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                                                                    Exhibit 21.1

                        Subsidiaries of e resources inc


CareMart, Inc.
incorporated in the state of Delaware
CareMart, Inc. does business under the name "CareMart")

Vistastream inc
incorporated in the state of Delaware
Vistastream, inc does business under the names "Vistastream" and "Vista"

I'm On Air, Inc.
incorporated in the state of Delaware
I'm On Air, Inc. currently is in the development stage and does not have any operations. If operations commence, the Company plans to do business under the names "I'm On Air" and "AIR".